EXHIBIT 99.2

NIXXY Outlines Strategic Growth Initiatives and Market Expansion Plans

Company Targets Market Expansion and Strategic Acquisitions with the Potential to Reach $1 Billion Enterprise Value

NEW YORK, NY / ACCESS Newswire / February 25, 2025 / Nixxy, Inc. (NASDAQ:NIXX) is advancing its AI-driven technology strategy to capture high-growth opportunities in telecommunications, SMS, and data services. By focusing on overlooked niches in the B2B and B2C markets, the Company is positioning itself for scalable expansion and revenue growth.

AI-Driven Innovation for Maximum Business Impact

On February 21, 2025, Nixxy acquired TKOS Systems software assets, an AI-driven platform that specializes in the multi-billion dollar telecommunications, SMS, and data service sectors, allowing Nixxy to garner global customers and partners, such as the recently announced agreement with Mexedia, SpA of Rome, Italy.

Nixxy's strategy to expand in this space is based on offering a platform that integrates with existing customer systems, potentially enabling enhanced efficiencies and optimization in billing and transactional processes. This is designed to help customers enhance their billing and transactional processes by leveraging AI-driven efficiencies. Nixxy anticipates that it can build a team of experienced sales professionals who will work toward expanding our customer base throughout fiscal 2025, subject to market conditions and customer adoption.

Strategic Acquisition of Technology Assets

Nixxy believes that this newly acquired AI platform has the potential to enhance business capabilities in telecommunications, financial services, healthcare, insurance, travel, and hospitality by providing AI-powered voice and data services.

The Company believes that integrating Unified Communications as a Service (UCaaS) and Contact Center as a Service (CCaaS) may enhance operational efficiency and customer engagement for businesses adopting these solutions. This acquisition brings advanced telecom and AI capabilities in-house and positions NIXX to tap into a growing market segment. The Company intends to explore strategic asset acquisitions and evaluate opportunities to expand its technical and marketing teams to enhance its market position and growth potential.

Preliminary Revenue Projections

Due to the securing of the license and switches, the Company is revising its internal revenue projections and anticipates a monthly revenue run rate of approximately $25-27 million, contingent on market conditions, business execution, and the successful integration of new assets. The Company anticipates potential revenue growth through strategic acquisitions, though future results will depend on market conditions, operational execution, and integration success. The Company is aiming to achieve net profitability on a per-share basis by year-end; however, actual results will depend on various factors, including market conditions and execution.

Monthly Updates

To enhance transparency, Nixxy intends to provide intra-quarterly revenue tracking updates, subject to business conditions and reporting requirements. These updates will reflect operational progress and key milestones, helping investors monitor the Company's execution against strategic objectives. The Company intends to provide pro-forma revenue tracking updates, which will be subject to revision based on market and operational factors. These updates are intended to enhance transparency; however, they are preliminary in nature and subject to revision.

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Commitment to Building Enterprise Value

As previously stated, Nixxy is committed to creating long-term value for shareholders by leveraging strategic acquisitions and operational growth. The Company aims to enhance its market position and financial performance, but enterprise value growth is subject to a range of factors, including execution, market conditions, and strategic opportunities.

About NIXXY

NIXXY (NASDAQ:NIXX) is aiming to redefine industries through AI-driven transformation and next-generation digital intelligence. By acquiring and modernizing established businesses with breakthrough technology, NIXXY unlocks untapped potential, fuels innovation, and accelerates digital disruption. Our mission is clear: to revolutionize traditional markets and lead the next wave of AI-powered business evolution.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by words such as 'anticipates,' 'believes,' 'expects,' 'intends,' 'may,' 'plans,' 'projects,' 'will,' 'should,' and similar expressions. These forward-looking statements involve risks, uncertainties, and other factors, including but not limited to market conditions, customer adoption, regulatory developments, competition, and our ability to successfully integrate acquired assets. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements, except as required by law. Any forward-looking statements in this press release are based on the Company's current expectations, estimates, and projections only as of the date of this release and are subject to a number of risks and uncertainties (many of which are beyond the Company's control) that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These and other risks concerning the Company's programs and operations are described in additional detail in the Annual Report on Form 10-K for the year ended December 31, 2023, and other SEC filings, which are on file with the SEC at www.sec.gov.

Contact Information

Investor Relations

Nixxy

IR@nixxy.com

https://www.nixxy.com

SOURCE: Nixxy, Inc.

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